                                              Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                              --------------------

                          WASHINGTON GAS LIGHT COMPANY
           (Exact name of registrant as specified in its charter)


 District of Columbia and Virginia                       53-0162882
   (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                 Identification Number)


                              1100 H Street, N.W.
                            Washington, D.C.  20080
                                 (703) 750-4440
                  (Address of registrant's Executive Offices)

                          WASHINGTON GAS LIGHT COMPANY
                       DIRECTORS' STOCK COMPENSATION PLAN

                           DOUGLAS V. POPE, Secretary
                          Washington Gas Light Company
                              1100 H Street, N.W.
                             Washington, D.C. 20080

                    (Name and address of agent for service)
                                 (202) 642-6395
         (Telephone number, including area code, of agent for service)

                              --------------------


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                        Proposed                Proposed
                                                 Amount                 maximum                  maximum              Amount of
      Title of                                   to be                offering price            aggregate            registration
   securities to be registered                 registered             per unit (1)           offering price (1)        fee (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1 par value. . . . .            40,000  shares           $21.8125/sh             $872,500           $300.86

====================================================================================================================================

(1) This registration fee has been calculated pursuant to Rule 457(h) on the basis of the average high and low prices of the Company's common stock on the New York Stock Exchange on March 1, 1996.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II.

                            INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Washington Gas Light Company (Washington Gas or the Company) with the Securities and Exchange Commission are incorporated in this Registration Statement by reference and made a part of this Registration Statement:

         (a) The Company's latest annual report on Form 10-K for the year ended September 30, 1995, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b)  The Company's Form 10-Q for the quarter ended December 31, 1995;

         (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K referred to above; and

         (d) The description of the Company's Common Stock set forth in the Company's Registration Statement filed pursuant to Section 12 of the 1934 Act, including any amendments or reports updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Company's Bylaws, the Company is required to indemnify any officer or director who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of such person's status as a director or officer of the Company against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, unless such person is finally adjudged to be liable for willful misconduct in the performance of duties to the Company or to have knowingly violated the criminal law.

         The Company carries a policy of insurance which, among other things, provides for payment to the Company of sums expended pursuant to the Company's Bylaws and lawful indemnification for liability of officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.                        Description of Exhibits                           Page
-----------                        -----------------------                           ----
    4      Charter of the Company as amended (incorporated by reference to the Company's Form 10-K for the fiscal year ended
           September 30, 1995.  SEC File No. 1-1483).

    5      Opinion of John K. Keane, Jr., Esquire.

   23(a)   Consent of Arthur Andersen LLP.

   23(b)   Consent of John K. Keane, Jr., Esquire (included in Exhibit No. 5).

   24      Power of Attorney and Board Resolutions.


ITEM 9.  UNDERTAKINGS.

     (a)  Rule 415 offering.

           The Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by references in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings incorporating subsequent Exchange Act Documents by Reference.


     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 -------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, who is duly authorized to sign, in the City of Washington, District of Columbia, on the 6th day of March, 1996.

                             WASHINGTON GAS LIGHT COMPANY

                        By         FREDERIC M. KLINE
                           ------------------------------------------------
                                   Frederic M. Kline
                                   Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or has been signed below by the following persons in the capacities indicated.


Signature:                          Title:                                   Date:
   PATRICK J. MAHER*                Chairman of the Board,                   March 6, 1996
-----------------------------       Chief Executive Officer
   (Patrick J. Maher)                  and Director


 JAMES H. DeGRAFFENREIDT, JR.*      President, Chief Operating               March 6, 1996
-----------------------------       Officer and Director
(James H. DeGraffenreidt, Jr.)


   FREDERIC M. KLINE                Vice President & Treasurer               March 6, 1996
-----------------------------         (Principal Financial &
   (Frederic M. Kline)                 Accounting Officer)


    MICHAEL D. BARNES*              Director                                 March 6, 1996
-----------------------------
   (Michael D. Barnes)

     FRED J. BRINKMAN*              Director                                 March 6, 1996
-----------------------------
    (Fred J. Brinkman)

  DANIEL J. CALLAHAN, III*          Director                                 March 6, 1996
-----------------------------
 (Daniel J. Callahan, III)

     ORLANDO W. DARDEN*             Director                                 March 6, 1996
-----------------------------
    (Orlando W. Darden)

   KAREN HASTIE WILLIAMS*           Director                                 March 6, 1996
-----------------------------
  (Karen Hastie Williams)

    STEPHEN G. YEONAS*              Director                                 March 6, 1996
-----------------------------
   (Stephen G. Yeonas)

*By   FREDERIC M. KLINE
    ----------------------------------
      Frederic M. Kline
       Attorney-in-Fact

Exhibit No.                            Description of Exhibits                           Page
-----------                            -----------------------                           ----
    4            Charter of the Company as amended (incorporated by reference to the Company's Form 10-K for the fiscal year ended
                 September 30, 1995.  SEC File No. 1-1483).

    5            Opinion of John K. Keane, Jr., Esquire.

   23(a)         Consent of Arthur Andersen LLP.

   23(b)         Consent of John K. Keane, Jr., Esquire (included in Exhibit No. 5).

   24            Power of Attorney and Board Resolutions.